EXHIBIT 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

FD
Leigh Parrish, Jessica Greenberger
212-850-5651; 212-850-5759

dELiA*s, INC. ANNOUNCES

SECOND QUARTER 2010 RESULTS

New York, NY – August 25, 2010 – dELiA*s, Inc. (NASDAQ: DLIA), a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, today announced the results for its second quarter of fiscal 2010.

Walter Killough, Chief Executive Officer, commented, “Sales trends in both our retail and direct businesses remained negative during the second quarter. Trends improved with our new Back-To-School floorset in July, but were still negative as traffic remained inconsistent. In August we began to see traction in our Back-To-School business, with comparable store sales trends turning positive in districts that have early Back-To-School peaks. We are cautiously optimistic that these improved trends will continue through the remainder of the Back-To-School period and result in increased sales levels in both channels.”

Fiscal Second Quarter Results

Total revenue for the second quarter of fiscal 2010 decreased 5.5% to $43.2 million from $45.7 million in the second quarter of fiscal 2009. Revenue from the retail segment increased 2.8% to $24.4 million, or 56.4% of total revenue. Revenue from the direct segment decreased 14.5% to $18.9 million, or 43.6% of total revenue.

Total gross profit was 28.7% in the second quarter of fiscal 2010 as compared to 32.7% in the prior year quarter, predominantly reflecting increased markdowns in the retail segment, and the deleveraging of occupancy costs.

Selling, general and administrative (SG&A) expenses were $21.5 million, or 49.9% of sales, for the second quarter of 2010 compared to $21.9 million, or 47.8% of sales, in the second quarter of 2009. The increase in SG&A as a percent of sales reflects the deleveraging of selling costs, overhead expenses and depreciation on lower sales.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Net loss for the second quarter of fiscal 2010 increased to $6.8 million, or $0.22 per diluted share, compared to a net loss of $4.7 million, or $0.15 per diluted share, for the second quarter of fiscal 2009.

The benefit for income taxes for both the second quarter of fiscal 2010 and fiscal 2009 was $2.3 million.

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the second quarter of fiscal 2010 increased 2.8% to $24.4 million from $23.7 million in the second quarter of fiscal 2009. Retail comparable store sales decreased 6.8% for the second quarter of fiscal 2010 compared to a decrease of 8.1% for the second quarter of fiscal 2009.

Gross profit for the retail segment, which includes distribution, occupancy and merchandising costs was 16.5% compared to 22.1% in the prior year period. The decrease in gross profit was driven by lower merchandise margins and the deleveraging of occupancy costs.

SG&A expenses for the retail segment were $11.7 million, or 48.2% of sales, in the second quarter of fiscal 2010 compared to $11.0 million, or 46.6% of sales, in the prior year period, reflecting the deleveraging of store selling costs, overhead expenses and depreciation.

The operating loss for the second quarter of fiscal 2010 for the retail segment increased to $7.7 million from a loss of $5.8 million in the prior year period.

The Company opened seven store locations during the second quarter of fiscal 2010, including one relocated store and one remodeled store, and closed one store, ending the period with 115 stores.

Direct Segment Results

Total revenue for the direct segment for the second quarter of fiscal 2010 decreased 14.5% to $18.9 million from $22.1 million in the prior year period.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Gross profit for the direct segment was 44.4% in the second quarter of fiscal 2010 compared to 44.1% in the prior year period, driven by an increase in postage, handling and other revenues as a percent of sales, partially offset by lower merchandise margins.

SG&A expenses for the direct segment were $9.8 million, or 52.0% of sales, in the second quarter of fiscal 2010, compared to $10.8 million, or 49.1% of sales, in the prior year period. The increase in SG&A as a percentage of sales reflects the deleveraging of selling and overhead expenses.

The operating loss for the second quarter of fiscal 2010 for the direct segment was $1.4 million compared with a loss of $1.1 million in the prior year period.

First Six Month Results

For the six-month period ended July 31, 2010, total revenue decreased 4.8% to $93.2 million from revenue of $97.8 million for the prior year period. Total gross profit was 30.1% compared to 32.5% for the prior year period. SG&A expenses were $45.1 million, or 48.4% of sales, for the first six months of fiscal 2010, compared to $44.0 million, or 45.0% of sales, for the prior year period.

Net loss for the first six months of fiscal 2010 increased to $12.7 million, or $0.41 per diluted share, compared to a net loss of $8.3 million, or $0.27 per diluted share, for the first six months of fiscal 2009. The net loss for the first six months of fiscal 2010 includes an after-tax severance charge of $1.1 million, or $0.04 per diluted share, recorded in the first quarter.

The Company now expects year-end cash, including restricted amounts, to range from $35 million to $40 million, down from a prior forecast of $40 to $45 million.

Conference Call and Webcast Information

A conference call to discuss second quarter 2010 results is scheduled for Wednesday, August 25, 2010 at 11:00 a.m. eastern time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available until September 25, 2010 and can be accessed by dialing 888-286-8010 and providing the passcode 80126569.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories, footwear and room furnishings to consumers through direct mail catalogs, websites, and dELiA*s mall-based specialty retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

	July 31, 2010	January 30, 2010	August 1, 2009
	(unaudited)		(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,156	$41,646	$36,709
Inventories, net	40,364	33,702	36,778
Prepaid catalog costs	2,851	2,354	3,038
Restricted cash	8,505	—	—
Deferred income taxes	1,138	1,138	2,000
Other current assets	17,105	12,954	10,356

TOTAL CURRENT ASSETS	85,119	91,794	88,881
PROPERTY AND EQUIPMENT, NET	54,973	55,342	56,575
GOODWILL	12,073	12,073	12,073
INTANGIBLE ASSETS, NET	2,419	2,419	2,428
RESTRICTED CASH	—	7,540	15,787
OTHER ASSETS	169	223	573

TOTAL ASSETS	$154,753	$169,391	$176,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,877	$24,562	$24,870
Current portion of mortgage note payable	—	—	2,095
Accrued expenses and other current liabilities	23,486	26,173	29,007
Income taxes payable	797	733	545

TOTAL CURRENT LIABILITIES	49,160	51,468	56,517
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	11,978	12,110	12,297

TOTAL LIABILITIES	61,138	63,578	68,814

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized, none issued	—	—	—
Common Stock, $.001 par value; 100,000,000 shares authorized; 31,310,091, 31,309,216 and 31,200,889 shares issued and outstanding, respectively	31	31	31
Additional paid-in capital	99,111	98,636	98,194
(Accumulated deficit) retained earnings	(5,527)	7,146	9,278

TOTAL STOCKHOLDERS’ EQUITY	93,615	105,813	107,503

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$154,753	$169,391	$176,317

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	July 31, 2010		August 1, 2009
NET REVENUES	$43,213	100.0%	$45,732	100.0%

Cost of goods sold	30,826	71.3%	30,773	67.3%

GROSS PROFIT	12,387	28.7%	14,959	32.7%

Selling, general and administrative expenses	21,545	49.9%	21,854	47.8%
Other operating income	(94)	-0.2%	—	0.0%

TOTAL OPERATING EXPENSES	21,451	49.6%	21,854	47.8%

OPERATING LOSS	(9,064)	-21.0%	(6,895)	-15.1%
Interest expense, net	(82)	-0.2%	(53)	-0.1%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(9,146)	-21.2%	(6,948)	-15.2%
Benefit for income taxes	(2,298)	-5.3%	(2,284)	-5.0%

LOSS FROM CONTINUING OPERATIONS	(6,848)	-15.8%	(4,664)	-10.2%
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	0.0%	6	0.0%
NET LOSS	$(6,848)	-15.8%	$(4,658)	-10.2%

BASIC AND DILUTED (LOSS) INCOME PER SHARE:
LOSS FROM CONTINUING OPERATIONS	$(0.22)		$(0.15)
INCOME FROM DISCONTINUED OPERATIONS	$—		$—

NET LOSS	$(0.22)		$(0.15)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	31,105,434		31,035,578

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Twenty-Six Weeks Ended
	July 31, 2010		August 1, 2009
NET REVENUES	$93,174	100.0%	$97,829	100.0%

Cost of goods sold	65,138	69.9%	66,011	67.5%

GROSS PROFIT	28,036	30.1%	31,818	32.5%

Selling, general and administrative expenses	45,136	48.4%	44,020	45.0%
Other operating income	(238)	-0.2%	—	0.0%

TOTAL OPERATING EXPENSES	44,898	48.2%	44,020	45.0%

OPERATING LOSS	(16,862)	-18.1%	(12,202)	-12.5%
Interest expense, net	(169)	-0.2%	(44)	0.0%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(17,031)	-18.3%	(12,246)	-12.5%
Benefit for income taxes	(4,358)	-4.7%	(3,948)	-4.0%

LOSS FROM CONTINUING OPERATIONS	(12,673)	-13.6%	(8,298)	-8.5%
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	0.0%	6	0.0%

NET LOSS	$(12,673)	-13.6%	$(8,292)	-8.5%

BASIC AND DILUTED (LOSS) INCOME PER SHARE:
LOSS FROM CONTINUING OPERATIONS	$(0.41)		$(0.27)
INCOME FROM DISCONTINUED OPERATIONS	$—		$—

NET LOSS	$(0.41)		$(0.27)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	31,102,369		31,032,615

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Twenty-Six Weeks Ended
	July 31, 2010	August 1, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,673)	$(8,292)
Income from discontinued operations	—	6

Loss from continuing operations	(12,673)	(8,298)
Adjustments to reconcile net loss to net cash used in operating activities of continuing operations:
Depreciation and amortization	5,169	4,877
Stock-based compensation	474	465
Changes in operating assets and liabilities:
Inventories	(6,662)	(2,836)
Prepaid catalog costs and other assets	(4,594)	(5,297)
Restricted cash	(965)	(15,787)
Income taxes payable	64	(24,698)
Accounts payable, accrued expenses and other liabilities	(2,904)	2,930

Total adjustments	(9,418)	(40,346)

Net cash used in operating activities of continuing operations	(22,091)	(48,644)
Net cash provided by operating activities of discontinued operations	—	6

NET CASH USED IN OPERATING ACTIVITIES	(22,091)	(48,638)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,400)	(7,056)

NET CASH USED IN INVESTING ACTIVITIES	(4,400)	(7,056)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of mortgage note payable	—	(110)
Proceeds from exercise of employee stock options	1	1

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1	(109)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(26,490)	(55,803)
CASH AND CASH EQUIVALENTS, beginning of period	41,646	92,512

CASH AND CASH EQUIVALENTS, end of period	$15,156	$36,709

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended				For The Twenty-Six Weeks Ended
	July 31, 2010		August 1, 2009		July 31, 2010		August 1, 2009
Channel net revenues:

Retail	$24,353		$23,681		$50,335		$48,916
Direct	18,860		22,051		42,839		48,913

Total net revenues	$43,213		$45,732		$93,174		$97,829

Comparable store sales	(6.8%	)	(8.1%	)	(7.7%	)	(3.9%	)

Catalogs mailed	8,562		9,163		17,662		18,493

Inventory—retail	$23,251		$20,434		$23,251		$20,434

Inventory—direct	$17,113		$16,344		$17,113		$16,344

Number of stores:
Beginning of period	111		99		109		97
Opened	7	*	6	**	9	*	9	**
Closed	3	*	1	**	3	*	2	**

End of period	115		104		115		104

Total gross sq. ft @ end of period	440.4		395.7		440.4		395.7

*	Totals include one store that was closed, remodeled and reopened in the second quarter of fiscal 2010, and one store that was closed and relocated to an alternative site in the same mall during the second quarter of fiscal 2010.

**	Totals include one store that was closed, remodeled and reopened in the first quarter of fiscal 2009, and one store that was closed and relocated to an alternative site in the same mall during the second quarter of fiscal 2009.